Exhibit 99.1

DSS Invests $40 Million into American Pacific Bancorp

ROCHESTER, N.Y., Sept. 09, 2021 (GLOBE NEWSWIRE) — Document Security Systems, Inc. (“DSS” or the “Company”) (NYSE American: DSS), a multinational company operating business segments in blockchain security, direct marketing, healthcare, consumer packaging, real estate, renewable energy, and securitized digital assets, today announced it signed a subscription agreement for a $40 million investment in American Pacific Bancorp (“APB”). Pursuant to the subscription agreement, APB will issue 6,666,700 shares of its common stock to DSS at $6.00 per share.

“APB has assembled a strong pipeline of diversified loans from home mortgages, licensed medical real estate financing, district bonds, SME loans, convertible loans and profit participation loans,” stated Frank D. Heuszel, CEO of DSS. “This investment represents a strong validation of APB’s business model, and this fresh injection of funds should significantly improve APB’s ability to execute its plans on an expedited basis.”

As a result of this investment, DSS has acquired over 50% of APB’s outstanding shares of common stock, making DSS the majority-owner of APB. As APB acquires equity positions of commercial banks in the US, it targets to inject digital banking capabilities into the banks to provide global banking services to global clients and increase efficiency.

“As majority owner of APB, we plan to quickly deploy this capital to build a high-quality portfolio of B2B loans and expect to have the entire $40 million generating interest for us before the end of 2021,” added Jason Grady, COO of DSS.

About Document Security Systems, Inc.

DSS is a multinational company operating business segments in blockchain security, direct marketing, healthcare, consumer packaging, real estate, renewable energy, and securitized digital assets. Its business model is based on a distribution sharing system in which shareholders will receive shares in its subsidiaries as DSS strategically spins them out into IPOs. Its historic business revolves around counterfeit deterrent and authentication technologies, smart packaging, and consumer product engagement. DSS is led by its Chairman, Mr. Fai Chan, a highly successful global business veteran of more than 40 years specializing in corporate transformation while managing risk. He has successfully restructured more than 35 corporations with a combined value of $25 billion.

For more information on DSS visit http://www.dsssecure.com.

About American Pacific Bancorp, Inc.

American Pacific Bancorp is a bank holding company, focused on the lending business and acquiring equity positions of commercial bank(s) in the United States. APB is managed by a team of bankers and entrepreneurs whose shared vision is to build a robust, integrated technologically advanced bank holding company. DSS and APB envision establishing a unique, customer-centric, globally focused entity that provides banking services through digital channels.

For more information, please visit: https://www.amerpacbancorp.com/.

About Alset EHome International Inc.

Alset EHome International is a diversified holding company executing on its vision to accelerate sustainable healthy living with a focus on the development of EHome communities and other property development, financial services, digital transformation technologies, biohealth activities and consumer products. Through its operating subsidiaries, Alset EHome’s mission is to provide a healthy living ecosystem that drives long-term exponential growth, building liquidity and value for shareholders. Alset EHome is led by its chairman and CEO, Heng Fai Chan, a successful global business veteran of more than 40 years specializing in corporate transformation while managing risk. Over his distinguished career, Heng Fai Chan has successfully restructured more than 35 corporations with a combined value of $25 billion.

For more information, please visit: www.alsetehomeintl.com.

Investor Contact:

Dave Gentry, CEO
RedChip Companies Inc.
407-491-4498
Dave@redchip.com

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company’s intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors” in the prospectus and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.